As filed with the Securities and Exchange Commission on November 3, 2000
                                                   Registration No. 333-50689


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            THREE-FIVE SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)



                    Delaware                           86-0654102
                 ---------------                     ---------------
          (State or other jurisdiction              (I.R.S. Employer
        of incorporation or organization)        Identification Number)


                             1600 North Desert Drive
                              Tempe, Arizona 85281
               (Address of Principal Executive Offices)(zip code)


                            THREE-FIVE SYSTEMS, INC.
                 AMENDED AND RESTATED 1998 DIRECTORS' STOCK PLAN

                               -------------------
                            (Full Title of the Plan)


                                 JACK L. SALTICH
                      President and Chief Executive Officer


                            THREE-FIVE SYSTEMS, INC.
                  1600 North Desert Drive, Tempe, Arizona 85282
                                 (602) 389-8600
          (Telephone number, including area code, of agent for service)



This Post-Effective Amendment No. 1 to the Registration Shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

Exhibit Number     Exhibit
--------------     -------
    5              Opinion and consent of Greenberg Traurig, LLP*
    10.y           Three-Five Systems, Inc. Amended and Restated 1998 Directors' Stock Plan,
                   as approved by the Company's Stockholders on April 27, 2000.
    23.1           Consent of independent public accountants - Arthur Andersen LLP*
    23.2           Consent of Greenberg Traurig, LLP, is contained in Exhibit 5.*
    24             Power of Attorney.  Reference is made to page II.2 of this
                   Registration Statement.

*   Previously filed

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, Arizona, on the 26 day of October, 2000.

                                    THREE-FIVE SYSTEMS, INC.


                                    By:  /s/Jack L. Saltich
                                         _____________________________________
                                         Jack L. Saltich
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint jointly and severally, Jack L. Saltich, Jeffrey D. Buchanan, and Robert T. Berube and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                        TITLE                     DATE

/s/ Jack L. Saltich          President, Chief Executive        October 26, 2000
___________________          Officer, and Director
Jack L. Saltich              (Principal Executive Officer)

/s/ Jeffrey D. Buchanan      Executive Vice President;         October 26, 2000
_______________________      Chief Financial Officer;
Jeffrey D. Buchanan          Secretary; Treasurer; and
                             Director (Principal Financial
                             Officer)

/s/ Robert T. Berube         Corporate Controller              October 26, 2000
____________________         (Principal Accounting Officer)
Robert T. Berube

/s/ David C. Malmberg        Chairman of the Board             October 26, 2000
_____________________
David C. Malmberg

/s/ Gary R. Long             Director                          October 26, 2000
________________
Gary R. Long

/s/ Kenneth M. Julien        Director                          October 26, 2000
_____________________
Kenneth M. Julien

/s/ Thomas H. Werner         Director                          October 26, 2000
____________________
Thomas H. Werner

/s/ David P. Chavoustie      Director                          October 26, 2000
_______________________
David P. Chavoustie

                                 EXHIBIT INDEX

Exhibit Number     Exhibit
--------------     -------
    5              Opinion and consent of Greenberg Traurig, LLP*
    10.y           Three-Five Systems, Inc. Amended and Restated 1998 Directors' Stock Plan,
                   as approved by the Company's Stockholders on April 27, 2000.
    23.1           Consent of independent public accountants - Arthur Andersen LLP*
    23.2           Consent of Greenberg Traurig, LLP, is contained in Exhibit 5.*
    24             Power of Attorney. Reference is made to page II.2 of this
                   Registration Statement.